EXHIBIT 23


                  CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-8 of our reports dated May 1, 1997 on our audits of the consolidated financial statements and financial statement schedules of Modine Manufacturing Company as of March 31, 1997 and 1996, and for each of the three years in the period ended March 31, 1997.




COOPERS & LYBRAND LLP


COOPERS & LYBRAND L.L.P.

Chicago, Illinois

June 18, 1997